EXHIBIT 10.10 - DESCRIPTION OF THE METALDYNE EXECUTIVE RETIREMENT PLAN

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To ensure our retirement program for officers is competitive within our industry, Metaldyne offers the Executive Retirement Plan.
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                               METALDYNE EXECUTIVE
                                 RETIREMENT PLAN

In addition to the new Metaldyne Retirement Foundation Plan and 401(k) Savings
Plan, Metaldyne is introducing a new Contribution Restoration Plan and a new
Supplemental Executive Retirement Plan (SERP) for designated officers. Following is an overview of these new Metaldyne executive retirement plans.

THE METALDYNE EXECUTIVE RETIREMENT PLAN

Metaldyne sponsors the following executive retirement plans:

CONTRIBUTION RESTORATION PLAN -Section 415 of the Internal Revenue Code (IRC)
limits how much both an employer and an employee can jointly contribute to all qualified retirement plans in a calendar year. This would include the 401(k), employer match, and Retirement Foundation Plan. In 2003, this Section 415 limit is the lesser of $40,000 or 100 percent of taxable compensation. If this contribution limit affects you, the Contribution Restoration Plan will replace the "lost" contribution amounts.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (SERP) - In addition to the Metaldyne
Retirement Foundation Plan, the Company provides a SERP that ensures retirement benefits are competitive with those provided to other senior executives within our industry. SERP benefits are in addition to any benefits payable from the
Metaldyne Retirement Program.

Both the Contribution Restoration Plan and the SERP are "non-qualified" plans.
This, in general, means that the Company's costs for providing the plans do not qualify for favorable tax treatment. The Executive Retirement Plan is also an unfunded plan. Rather than make cash contributions to plan accounts, the Company pays vested accrued plan benefit amounts from general assets at the time benefits are due. In the interim, you will receive contribution "credits". These credits will be accounted for at Fidelity where you will have the ability to direct your hypothetical investments in the Metaldyne Executive Retirement Plan just as you do your current qualified plan assets.

ELIGIBILITY

Eligibility for the new Contribution Restoration Plan is restricted to participants in the Metaldyne Retirement Program who exceed the IRC Section 415 limits in any given year. These contributions will automatically be made up in this non-qualified plan.

Participation in the new SERP is restricted to designated officers only. As an eligible officer of the Company, you will automatically participate in the SERP effective January 1, 2003.

COMPANY CONTRIBUTIONS

If all contributions into your qualified plans exceed the IRC Section 415 limits in any given year, Metaldyne will credit your Contribution Restoration Plan account following the end of such calendar year to replace Company contributions otherwise "lost" from this limitation.

Following the end of each calendar quarter, Metaldyne will make a separate contribution credit to your SERP account. That credit will be equal to a percentage of your quarterly covered pay. The percentage will be established based on your age as of January 1, 2003, or, if later, the date you become eligible for SERP participation.

Once established, the SERP contribution percentage will remain fixed throughout your subsequent period of employment with the Company.

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       METALDYNE SERP CONTRIBUTION PERCENTAGES
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AGE (AS OF 1-1-03 OR     COMPANY CONTRIBUTION CREDIT
  ELIGIBILITY DATE)    (% OF QUARTERLY COVERED PAY*):
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    Under Age 40                    2.0%
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      Age 40-49                     4.0%
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   Age 50 or older                  6.0%
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*Quarterly covered pay includes your regular base pay and annual bonus. Covered pay does not include pay sources such as allowances, reimbursements, other incentive payments, pay earned before you became a SERP participant, and vacation pay received in a lump sum after retirement or termination. Note: Bonus payments will be considered as covered pay if the bonus payment is for a performance period during which you were a SERP participant.

VESTING

You become vested in your Executive Retirement Plan benefits after five years of service (including eligible vesting service earned prior to January 1, 2003).
Your account balances also become vested if, while a Company employee, you reach age 65, die or become disabled.

INVESTMENTS

You direct how the Company's contribution credits to your Executive Retirement
Plan are to be invested. Fidelity will credit your account with gains and losses as though your account was actually invested in the options you have chosen. The directions you provide for the Metaldyne Executive Retirement Plan are separate from the investment directions you provide under the Metaldyne Retirement
Program. Investment options, in most cases, are the same. A complete listing of funds will be made available to you.

As with investment under the Metaldyne Retirement Program, your Executive
Retirement Plan account is subject to investment gains as well as the risk of investment loss. However, unlike the qualified plans, while Metaldyne has pledged to pay vested Executive Retirement Plan benefits in the future, the unfunded nature of these accounts means that they are subject to the risk of forfeiture in the event of the Company's bankruptcy or insolvency.

Fidelity Investments is the Executive Retirement Plan administrator and will provide current information on your accounts through quarterly statements. While your Executive Retirement Plan statement will be separate from your qualified plan statement, you can still access all of your account information by calling a Fidelity retirement specialist by phone (1-800-835-5095) or by visiting
Fidelity NetBenefits(SM) on the Internet at www.401k.com.

LEGACY EXECUTIVE PLANS

If you participate in one or more legacy executive benefit plans, each existing account will be handled as follows:

     o    LEGACY SIMPSON INDUSTRIES SERP - The new Metaldyne SERP is very similar to the legacy Simpson SERP implemented in 2001; however, the new plan is unfunded where the legacy Simpson SERP was funded through a trust. Because of this difference in funding approaches, the two plans must remain separate and the fourth quarter 2002 contribution to your legacy Simpson SERP account, which was made on February 10, 2003, will be the last. If you were eligible for this plan, you will continue to receive a separate plan statement for your legacy Simpson
          SERP account and will be able to make separate investment elections.

     o    MASCOTECH PENSION BENEFIT RESTORATION PLAN (DB-BRP) - Similar to the
          qualified pension plan, your benefit under this plan, as applicable, will be calculated and "frozen" effective December 31, 2002. Your frozen DB-BRP accrued benefit will remain the same for the rest of your service with Metaldyne.

     o    MASCOTECH DEFINED CONTRIBUTION BENEFIT RESTORATION PLAN (DC-BRP) - The
          2002 contribution to your legacy MascoTech DC-BRP account, as applicable, will be the last. However, the account balance will continue to be adjusted for earnings going forward.

OTHER INFORMATION

Following is additional important information about the new Executive Retirement
Plan:

     o    If you leave the Company for a reason other than retirement, the full amount of your vested benefits will be paid to you.

     o    If you retire at age 55 or older, you will have the option to take your vested benefits in a lump sum or to take systematic withdrawal payments from the Plan commencing with your retirement.

     o    If you die before receiving benefits, your spouse or designated beneficiary will be eligible to receive a death benefit equal to your total vested non-qualified account balance.

This insert provides a general overview of aspects of the Executive Retirement
Plan for designated officers of Metaldyne Corporation. It is not a summary plan description and does not provide, nor is it intended to provide, complete details of any benefit plan. If information found here contradicts with the terms of an actual plan document, the plan document will govern in all cases.
Although at the current time the Company does not expect to terminate any of its executive retirement plans, the Company retains the right to modify or terminate its executive retirement plans at any time.

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